UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2012

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 3.02	Unregistered Sale of Equity Securities.
On December 28, 2012, Blackstone CQP Holdco LP (the "Purchaser") acquired 13,333,332 Class B Units (the "Class B Units”) issued by Cheniere Energy Partners, L.P. (the "Partnership") for consideration of $199,999,980 (the “December Acquisition”), as contemplated by the Unit Purchase Agreement (the “Purchase Agreement”), dated as of May 14, 2012, as amended by a letter agreement, dated August 9, 2012, by and among Cheniere Energy, Inc., the Partnership and the Purchaser. The December Acquisition completed the Purchaser's acquisition of 100,000,000 Class B Units in the aggregate under the Purchase Agreement for total consideration of $1.5 billion.

The issuance of the Class B Units to the Purchaser was made in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) and Regulation D thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

Date: January 3, 2013	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

	By:	/s/ Meg A. Gentle
	Name:	Meg. A. Gentle
	Title:	Senior Vice President and
Chief Financial Officer